                                                                    Exhibit 23.2

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

We consent to incorporation herein by reference of our report dated July 19, 2000, except as to Note 9, which is as of September 8, 2000, and Note 10, which is as of September 18, 2000, relating to the consolidated balance sheets of Phone.com, Inc. and subsidiaries as of June 30, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2000, which report appears in the registration statement (No. 333-44926) on Form S-4/A of Phone.com, Inc. We also consent to incorporation herein by reference of our report dated July 19, 2000, except as to Note 10, which is as of August 11, 2000, relating to the consolidated balance sheets of Phone.com, Inc. and subsidiaries as of June 30, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2000, which report appears in the June 30, 2000 Annual Report on Form 10-K of Phone.com, Inc.

                                         /s/ KPMG LLP

Mountain View, California
November 17, 2000